UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

AboveNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 421-6700

Securities to be registered pursuant to Section 12(b) of the Act: none

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

PREFERRED SHARE PURCHASE RIGHTS

(Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

On March 18, 2012, AboveNet, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Zayo Group, LLC, a Delaware limited liability company (“Parent”), and Voila Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the Merger Agreement, the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) entered into the Second Amendment to the Rights Agreement (the “Amendment”) to the Amended and Restated Rights Agreement, dated as of August 3, 2009, as amended as of January 26, 2010, between the Company and the Rights Agent (the “Rights Agreement”). The Amendment permits the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the provisions of the Rights Agreement and that, after the effective time of the Merger, the Rights (as defined in the Rights Agreement) will no longer be exercisable.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.6 hereto and incorporated herein by reference.

ITEM 2.  EXHIBITS.

Exhibit No.	Exhibit Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on August 4, 2006).

4.3	Amended and Restated Rights Agreement, dated as of August 3, 2009, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on August 3, 2009).

4.4	Form of Right Certificate (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on August 3, 2009).

4.5	Amendment to Amended and Restated Rights Agreement, dated as of January 26, 2010, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on January 28, 2010).

4.6	Second Amendment to Amended and Restated Rights Agreement, dated as of March 18, 2012, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABOVENET, INC.

Date: March 19, 2012	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

2

Exhibit Index

Exhibit No.	Exhibit Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on August 4, 2006).

4.3	Amended and Restated Rights Agreement, dated as of August 3, 2009, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on August 3, 2009).

4.4	Form of Right Certificate (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on August 3, 2009).

4.5	Amendment to Amended and Restated Rights Agreement, dated as of January 26, 2010, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on January 28, 2010).

4.6	Second Amendment to Amended and Restated Rights Agreement, dated as of March 18, 2012, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC.